SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K





         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




  Date of Report (date of event reported):  February 18, 1998.



                HEADWAY CORPORATE RESOURCES, INC.
     (Exact name of registrant as specified in its charter)


                 Commission File Number: 0-23170

               DELAWARE                        75-2134871
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


     850 Third Avenue, 11th Floor
             New York, NY                         10022
   (Address of principal executive             (Zip Code)
               offices)


         Registrant's Telephone Number:  (212) 508-3560


                         NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)

                      ITEM 5.  OTHER EVENTS

      The following press release was issued by the registrant on February 18, 1998:

           HEADWAY CORPORATE RESOURCES, INC. ANNOUNCES
                       THREE ACQUISITIONS
       EXPANDS GEOGRAPHIC REACH AND INCREASES PRESENCE IN
                     INFORMATION TECHNOLOGY

NEW YORK, February 18,1998 - Headway Corporate Resources, Inc. (Nasdaq:HDWY) today announced that it has signed letters of intent to acquire three staffing companies in Florida, California and New England. These acquisitions will add over $20 million to the Company's annual revenue run-rate, bringing the Company's total run-rate to well over $200 million.

"With these acquisitions, the Company will achieve several milestones in its acquisition strategy. The Company will now have a presence in Southern Florida, one of our primary target markets," said Barry Roseman, President and Chief Operating Officer of Headway Corporate Resources, Inc. "In addition, they will increase the Company's presence in the rapidly growing information technology staffing segment, and enhance our position in two of our current markets: California and New England," Mr. Roseman added.

"We are at a critical juncture in the development of our Company. With $110 million in new financing, the Company will have the resources to continue with our acquisition strategy by acquiring these companies, as well as a number of others that we are currently in negotiations with," said Gary Goldstein, Chairman and Chief Executive Officer of Headway Corporate Resources, Inc.

Two of the acquisitions are expected to close by end of the first quarter of 1998, and the third is expected to close by the end of the second quarter of 1998. Completion of the acquisitions is subject to negotiation and execution of definitive purchase agreements, as well as the completion of the $110 million financing announced earlier this month.

Headway Corporate Resources, Inc. is a leading provider of human resources, specializing in the financial services industry. Headquartered in New York City, Headway Corporate Resources also has offices in North Carolina, California, Connecticut, United Kingdom, Japan, Hong Kong and Singapore.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products and prices, and other factors discussed in the Company's various filings with the Securities and Exchange Commission, including without limitation the Registration Statement on Form S-3 (Registration No. 333-08615).

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HEADWAY CORPORATE RESOURCES, INC.

DATED:  February 27, 1998          By: /s/ Barry S. Roseman,
President